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FBR Fall Investor Conference Presentation November 29, 2011

1 Information Related to Forward - Looking Statements This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95. These include statements regarding future results or expectations. Forward - looking statements can be identified by forward - look ing language, including words such as “believes,” “anticipates,” “views”, “expects,” “estimates,” “intends,” “may,” “plans,” “pro jec ts,” “potential,” “prospective,” “will” and similar expressions, or the negative of these words. Such forward - looking statements are based on facts and conditions as they exist at the time such statements are made. Forward - looking statements are also based on predictio ns as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond ou r c ontrol. Forward - looking statements are further based on various operating and return assumptions. Caution must be exercised in relying o n forward - looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projectio ns. You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause our actual results to differ materially from those described in any forward - look ing statements: availability of, and our ability to deploy, capital; our ability to grow our business through a strategy focused on acquiring primarily private - label MBS and agency - backed MBS; our ability to successfully implement our hedging strategy ; our ability to realize reflation on our assets; our ability to effectively migrate private - label MBS to agency - backed MBS; our ability to realize a hig her return on capital reallocated to agency - backed MBS; current conditions and further adverse developments in the residential mortgage mar ket and the overall economy; potential risk attributable to our mortgage - related portfolios; impacts of regulatory changes, including actions taken by the SEC, the U.S. Federal Reserve and the U.S. Treasury and changes affecting Fannie Mae and Freddie Mac; failure of sovereign or municipal entities to meet their debt obligations or a downgrade in the credit rating of such obligations; availability of opportunities that meet or exceed our risk - adjusted return expectations; overall interest rate environment and changes in interest rates, interest rate spreads, the yield curve and prepayment rates; changes in anticipated earnings and returns; our ability to maintain adequate liquidity ; o ur use of leverage and dependence on repurchase agreements and other short - term borrowings to finance our mortgage - related holdings; the l oss of our exclusion from the definition of “investment company” under the Investment Company Act of 1940; our ability to forecast o ur tax attributes and protect and use our net operating loss carry - forwards and net capital loss carry - forwards to offset future taxabl e income and gains; changes in our strategies, asset allocation and operational policies; our ability and willingness to make future divid end s; available technologies; failure in our operations or structure; competition for investment opportunities and qualified personnel; our a bil ity to retain key personnel; effects of litigation and contractual claims against us and our officers and directors; changes in, and our ab ili ty to remain in compliance with, law, regulations or governmental policies affecting our business; risk from strategic ventures or entry into ne w business areas; failure to maintain effective internal controls; and the factors described in the sections entitled “Risk Factors” in our annual report on Form 10 - K for the year ended December 31, 2010 and our other public filings with the SEC. You should not place undue relianc e on these forward - looking statements, which apply only as of the date of this presentation. We undertake no obligation to update or revise any forward - looking statement, whether written or oral, relating to matters discussed in this presentation, except as may be req uired by applicable securities laws.

2  Hybrid character provides attractive profitability and balanced exposure to different economic environments - Agency MBS strategy benefits from wide spreads in current environment - Non - agency MBS strategy provides attractive unlevered yields and potential appreciation in growing economy  Returns enhanced by $800 million of tax benefits - Arlington pays 2% cash tax rate - Internally managed with C - Corp structure - Flexibility to retain or distribute earnings  Tax - advantaged dividends - 17.7% annualized dividend yield based on $3.50 per share annualized 3Q 2011 dividend rate (1),(2) - 23.2% adjusted yield assuming a 15% individual Federal income tax rate on C - Corp dividends (3) - 82.5% price to tangible book value (1) of $23.93 per share at 9/30/11  Balanced portfolio with attractive investment opportunities available in agency MBS and private - label MBS - Agency MBS: focused asset selection drives favorable prepayment experience - Non - agency MBS: strong credit protection and positive credit performance drives high unlevered yields (1) Based on closing class A common stock price of $ 19 . 74 on 11 / 28 / 11 . (2) The annual dividend rate presented is calculated by annualizing the 3 rd quarter of 2011 dividend payment of $0.875. The Company maintains a variable dividend policy and the Board of Directors, in its sole discretion, approves the payment of dividends. Actual dividends in the future may differ materially from historical practice and from the annualized dividend ra te presented. (3) The Company's dividends are eligible for the 15% federal income rate on qualified dividend income, whereas dividends paid by a REIT are generally subject to tax at ordinary income rates (currently at a maximum federal rate of 35%). To provide the same after - tax return to a shareholder eligible for the 15% rate on qualified dividend income and otherwise subject to the maximum rate on ordinary income, a REIT would be required to pay dividends providing a 23.2% yield. (4) Graph dividend yields are based on closing class A common stock prices at the end of each quarter . Attractive Tax Advantaged Returns Plus Potential Growth AI: NYSE - listed with focus on residential mortgage - backed securities

3 Portfolio Composition – Capital Allocation (1) (1) As of 9/30/11 Agency MBS Non-agency MBS Cash $20 - MBS, at amortized cost $637 $141 MBS, at fair value $665 $184 Allocated capital $79 $150 Capital Allocation ($ in millions)

# Hybrid Character – Attractive Opportunity

- Wide agency MBS spreads in current environment
  - Fed Funds expected to remain low through mid-2013
  - Portfolio 6 month CPR of 5 with 102.5 cost
    - Compared to the FN 4.50% universe with a CPR of 27 with a 105.6 market price
  - High concentration in loans with prepayment protection
- Eurodollar futures provide hedge against increasing interest rates as economic environment shifts
  - 4 year serial contracts starting at year-end 2012; $739 million average balance through year-end 2016
  - Subsequent to 9/30/11, closed-out Eurodollar futures through December 2012 recognizing a GAAP gain of $1.5 million and $2.3 million realized core operating loss ($0.29 per share)
- Non-agency MBS portfolio benefits from strong credit cushion, positive supply technicals
  - Reduced liquidity and elevated loss assumptions drive current opportunity
  - Limited new non-agency securitization
  - Potential appreciation with job growth, home price stability and positive GDP growth

| | Three Months Ended, | | | |
|---|---|---|---|---|
| | September 30, 2011 | | June 30, 2011 | |
| MBS Portfolio | Average Balance | Yield (Cost) | Average Balance | Yield (Cost) |
| Agency-backed MBS | $ 640,932 | 4.49 % | $ 632,427 | 4.48 % |
| Private-label MBS | | | | |
| Senior securities | 8,604 | 14.44 % | 10,158 | 13.90 % |
| Re-REMIC securities | 132,829 | 16.61 % | 136,785 | 16.50 % |
| Other investments - IOs | 1,155 | 12.31 % | 1,193 | 11.87 % |
| | $ 783,520 | 6.69 % | $ 780,563 | 6.81 % |
| Repurchase agreements | $ 649,755 | (0.33 )% | $ 617,825 | (0.31 )% |
| Net interest income/spread | | 6.36 % | | 6.50 % |



MBS Portfolio Yields
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
4.6%
18.2%
4.5%
20.3%
4.5%
16.3%
4.5%
16.5%
4Q 2010
1Q 2011
2Q 2011
3Q 2011
Agency MBS
Non-agency MBS

ARLINGTON ASSET INVESTMENT
4

5 -50 50 100 Asset Gain/Loss 1.90% -2.30% -4.80% Hedge Gain/Loss -2.30% 2.30% 4.50% Net Gain/Loss -0.40% 0.00% -0.30% Effect on Capital -2.80% 0.00% -2.20% AI Portfolio Price Sensitivity (3),(4),(5),(6) Rate Move -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% 6.50% 7.50% 3.50% 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% 4.20% Expected Fed Funds Rate / NetCore Spread Agency Yield AI Portfolio Yield vs Fed Funds (1),(2),(3),(6) Agency Yield Expected Fed Funds Rate Net Core Spread  Focus on securities with prepayment protection - Results in more stable yield profile  Arlington should earn an attractive spread for an extended period of time  Arlington seeks to fully hedge asset price exposure due to rising interest rates  To the extent that market spreads compress over time, being fully hedged permits Arlington to rebalance the portfolio and preserve capital Agency MBS Portfolio: Attributes (1) Assumes prepayment curve starting at 7 CPR ramping to 14 CPR over 2 years . (2) Fed Funds Futures per Bloomberg as of 11/28/11. (3) Assumes asset price of 102.5 (cost basis). (4) Analysis based on various primary dealer analytics. (5) Assumes equity - to - asset leverage of 8x. (6) These assumptions are not projections and do not necessarily represent the Company’s expectations and future performance. Th is is hypothetical and illustrative only and actual results are subject to significant uncertainties, many of which are outside the control of the Company. Consequently, actual results could materially differ. You should not rely on this illustration as b ein g indicative of our future results. .

6  Focus on Prime and Alt - A securities at deep discounts – no subprime, no option arms  Purchase price of $ 0 . 49 ; market price of $ 0 . 65 ; unlevered yield on cost of 16 . 5%  Portfolio performance has been steady - consistent with modest economic and job growth and stabilizing home prices  Voluntary prepayments have increased from a low point in the late summer 2011  Constant Default Rates and Loss Severity stable to marginally improved Key Portfolio Statistics as of 9/30/11 Private - label MBS Portfolio: Performance Update Face Value $281M Purchase Price to Par 49% Purchase Discount $144M Average Loan Size $586,230 Coupon 5.40% Orig FICO 729 Orig LTV 71% WALA 60 Credit Enhancement 8% 60+ Delinquency 20% 3 month Severity 48% 3 month CPR 14% Total Portfolio

7 Private - label MBS Portfolio: Key Characteristics  Jumbo Prime and Alt - A Loans - Higher home values and larger loan sizes (~ $590K) - More prime borrowers with greater financial flexibility - Stronger demographics, higher incomes - More desirable / stable housing markets  Top 5 Largest MSA’s: - Los Angeles - Long Beach - Santa Ana, CA (18.0%) - San Francisco - Oakland - Fremont, CA (9.7%) - New York - Northern New Jersey - Long Island, NY - NJ - PA (9.3%) - Washington - Arlington - Alexandria, DC - VA - MD - WV (7.2%) - San Diego - Carlsbad - San Marcos, CA (5.7%) Los Angeles MSA (1) (1) Source: Bloomberg 36% 38% 40% 42% 44% 46% 48% 50% 52% 54% 0% 5% 10% 15% 20% 25% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Severity Creidit Enhancement / 60+ Delinquent Non - Agency MBS Portfolio Credit Performance Credit Enhancement 60+ Delinquent Severity

8 Attractive Cash Returns with Potential Upside  Tax - advantaged dividends - 17.7% annualized dividend yield based on $3.50 per share annualized 3Q 2011 dividend rate (1),(2) - 23.2% adjusted yield assuming a 15% individual Federal income tax rate on C - Corp dividends (3) - 82.5% price to tangible book value of $23.93 per share at 9/30/11  Complimentary MBS portfolio attributes - Agency MBS portfolio benefits from wide spreads in slower economic environment - Eurodollar hedge protects against rising interest rates - Non - agency MBS portfolio produces attractive unlevered yields plus potential appreciation in stronger economy  Potential upside to book value per share - Non - agency MBS appreciation  At $0.75 price = $3.58 per AI share  At $0.85 price = $7.21 per AI share - $14.6 million tax reserve = $1.89 per share - $278 million of net operating loss carry - forwards = $13.24 per share (1) Based on closing class A common stock price of $ 19 . 74 on 11 / 28 / 11 . (2) The annual dividend rate presented is calculated by annualizing the 3 rd quarter of 2011 dividend payment of $0.875. The Company maintains a variable dividend policy and the Board of Directors, in its sole discretion, approves the payment of dividends. Actual dividends in the future may differ materially from historical practice and from the annualized dividend ra te presented. (3) The Company's dividends are eligible for the 15% federal income rate on qualified dividend income, whereas dividends paid by a REIT are generally subject to tax at ordinary income rates (currently at a maximum federal rate of 35%). To provide the same after - tax return to a shareholder eligible for the 15% rate on qualified dividend income and otherwise subject to the maximum rate on ordinary income, a REIT would be required to pay dividends providing a 23.2% yield.

9 Exhibit A The following table presents a reconciliation of the GAAP financial results to non - GAAP measurements for the quarter ended September 30 , 2011 (dollars in thousands, except per share data) . (1) Adjusted expenses represents certain professional fees and income taxes that are not considered representative of routine activities of the Company . GAAP net loss ($11,643) Adjustments Adjusted expenses 518 Stock compensation 176 Net unrealized mark-to-market loss on trading MBS and interest rate hedge instruments 20,675 Adjusted interest related to purchase discount accretion (1,048) Non-GAAP core operating income $8,678 Non-GAAP core operating income per share (diluted) $1.12